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                                                                    EXHIBIT 99.5

                          TEXAS UNITED BANCSHARES, INC.

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On September 14, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Texas United Bancshares, Inc. ("Texas United") hereby constitutes and appoints L. Don Stricklin and Thomas N. Adams, and each of them, attorneys, agents and proxies with full power of substitution, to vote the number of shares of common stock of Texas United which the undersigned would be entitled to vote if personally present at the special meeting of share holders of Texas United to be held at 10:00 a.m., local time, on Tuesday, September 14, 2004, and at any adjournments thereof (the "special meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, which are part of the Registration Statement on Form S-4 of Texas United, both dated August 12, 2004, timely receipt of which are hereby acknowledged.

          THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                  INSTRUCTIONS

               [X] Mark, sign and date your proxy card
               [X] Detach your proxy card at the perforations
               [X] Return your proxy card in the postage paid envelope provided


                        o DETACH PROXY HERE AND RETURN o

                          TEXAS UNITED BANCSHARES, INC.
                        Special Meeting of Shareholders

1. Proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of April 29, 2004 by and between Texas United and GNB Bancshares, Inc. ("GNB"), which provides for the merger of GNB with and into Texas United as described in the Joint Proxy Statement/Prospectus.

        [  ]   FOR      [  ]   AGAINST     [  ]   ABSTAIN

2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement.

        [  ]   FOR      [  ]   AGAINST     [  ]   ABSTAIN

3. Proposal to approve the Texas United 2004 Stock Incentive Plan.

        [  ]   FOR      [  ]   AGAINST     [  ]   ABSTAIN

4. Proposal to approve an amendment to the articles of incorporation of Texas United to provide that Texas United's bylaws may be amended only upon approval of at least 70% of the Texas United board of directors and to provide that, consistent with Texas United's bylaws, the number of directors that serve on the board may be increased or decreased by the board of directors in accordance with Texas law, without first obtaining shareholder approval.

        [  ]   FOR      [  ]   AGAINST      [  ]   ABSTAIN

5. In their discretion, upon any other matter that may properly come before the special meeting or any postponement or adjournment thereof.

                        o DETACH PROXY HERE AND RETURN o

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SHARES OF TEXAS UNITED COMMON STOCK WILL BE VOTED AS SPECIFIED IN THIS PROXY.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT, "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES ON THE PROPOSAL TO APPROVE THE AGREEMENT, "FOR" THE PROPOSAL TO APPROVE THE 2004 STOCK INCENTIVE PLAN AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE TEXAS UNITED ARTICLES OF INCORPORATION. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

                 IMPORTANT: PLEASE DATE AND SIGN THE PROXY BELOW.

THE BOARD OF DIRECTORS OF TEXAS UNITED UNANIMOUSLY RECOMMENDS A VOTE
"FOR" PROPOSALS 1 THROUGH 4. SUCH VOTES ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                          Dated:                          , 2004
                                                --------------------------

         SIGN, DATE AND RETURN            --------------------------------------
I/we hereby ratify and confirm that the   (Signature of Shareholder)
proxies named herein are hereby
authorized to vote this proxy and that    --------------------------------------
we revoke all prior proxies. I/we         (Print Name of Shareholder)
acknowledge receipt of the notice of
Special Meeting and Joint Proxy           --------------------------------------
Statement/Prospectus for this meeting.    (Signature of Shareholder)

                                          --------------------------------------
                                          (Print Name of Shareholder)


Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of Texas United. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.